UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017 (May 11, 2017)

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard,

Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2017, CoreCivic, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s Second Amended and Restated 2008 Stock Incentive Plan (the “Second A&R 2008 Plan”). The results of the stockholder vote on the Second A&R 2008 Plan are set forth below under Item 5.07 of this Current Report on Form 8-K.

A description of the Second A&R 2008 Plan was included as part of “Proposal 5 – Approval of the Company’s Second Amended and Restated 2008 Stock Incentive Plan” in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on March 30, 2017 and is incorporated herein by reference. Such description is qualified in its entirety by reference to the text of the Second A&R 2008 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2017, the Company held its Annual Meeting. At the Annual Meeting there were present in person or represented by proxy 103,496,979 shares of the Company’s common stock representing 87.7% of the 118,031,722 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) elected nine directors to the Company’s Board of Directors (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (iii) approved the compensation of the Company’s named executive officers (iv) voted in favor of “1 Year” as the frequency of future advisory votes on executive compensation paid to the Company’s Named Executive Officers and (v) approved the Company’s Second Amended and Restated 2008 Stock Incentive Plan. The number of votes “For”, “Against” and “Abstain” as well as the number of broker non-votes for each proposal were as follows:

Proposal 1: The election of Donna M. Alvarado, Robert J. Dennis, Mark A. Emkes, Damon T. Hininger, Stacia A. Hylton, Anne L. Mariucci, Thurgood Marshall, Jr., Charles L. Overby and John R. Prann, Jr. to serve as members of the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Donna M. Alvarado	86,630,538	1,574,593	132,080	15,159,768
Robert J. Dennis	79,984,742	8,214,738	137,731	15,159,768
Mark A. Emkes	73,511,154	14,693,529	132,528	15,159,768
Damon T. Hininger	87,262,958	937,379	136,874	15,159,768
Stacia A. Hylton	87,739,791	461,519	135,901	15,159,768
Anne L. Mariucci	87,193,329	1,009,242	134,640	15,159,768
Thurgood Marshall, Jr.	73,461,876	14,751,888	123,447	15,159,768
Charles L. Overby	73,233,344	14,968,719	135,148	15,159,768
John R. Prann, Jr.	86,892,378	1,309,063	135,770	15,159,768

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstain	Broker Non-Votes
102,071,659	1,261,091	164,229	—

Proposal 3: An advisory vote to approve the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
86,812,379	1,352,865	171,967	15,159,768

Proposal 4: An advisory vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
77,941,680	306,602	9,947,781	141,148	15,159,768

In light of the voting results with respect to the frequency of the advisory vote on executive compensation as set forth above and the Company’s Board of Directors’ recommendation that stockholders vote to hold future advisory votes on executive compensation each year, the Company will hold such vote each year until the next required advisory vote on the frequency of such votes.

Proposal 5: Approval of the Company’s Second Amended and Restated 2008 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
85,622,355	2,541,316	173,540	15,159,768

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed as part of this Current Report:

Exhibit 10.1 – CoreCivic, Inc. Second Amended and Restated 2008 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 12, 2017	CORECIVIC, INC.

	By:	/s/ David Garfinkle

David Garfinkle Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Second Amended and Restated 2008 Stock Incentive Plan